Exhibit 99.1

January 29, 2025

For immediate release

California Water Service Group Board of Directors Declares 320th
Consecutive Quarterly Dividend and Announces

One-Time Special Dividend

SAN JOSE, Calif., January 29, 2025 —At its meeting on January 29, 2025, the California Water Service Group (NYSE: CWT) (Company) Board of Directors (Board) declared the company's 320th consecutive quarterly dividend in the amount of $0.30 per common share, this reflects an $0.08 annual increase that is expected to yield an annual dividend of $1.20. In addition, the Board declared a one-time special dividend in the amount of $0.04 per common share. Both the quarterly dividend and the special one-time dividend will be payable on February 21, 2025, to stockholders of record as of the close of business on February 10, 2025.

“We are pleased to be in a position to increase our annual dividend for the 58th consecutive year. Furthermore, we believe that a special, one-time dividend of $0.04 per share is appropriate given our decision to moderate our 2023 annual dividend due to the delay in our 2021 General Rate Case. We believe our 2025 anticipated annual dividend will bring us in line with market expectations, and we remain committed to providing value to all of our stakeholders."

About California Water Service Group

California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, as well as Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.1 million people in California, Hawaii, New Mexico, Washington, and Texas. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include but are not limited to those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Contact

James P. Lynch

408-367-8200

Shannon Dean

sdean@calwater.com

408-367-8243